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                                   BYLAWS

                                     OF

                          DIXON TICONDEROGA COMPANY.


                                 ARTICLE I

                               STOCKHOLDERS

      SECTION 1. PLACE OF STOCKHOLDERS' MEETINGS. All meetings of the stockholders of the Corporation shall be held at such place or places, within or outside the State of Delaware, as may be fixed by the Board of Directors from time to time or as shall be specified in the respective notices thereof.

      SECTION 2. DATE, HOUR AND PURPOSE OF ANNUAL MEETINGS OF STOCKHOLDERS. Annual Meetings of Stockholders shall be held on such day and at such time as the Directors may determine from time to time by resolution, at which meeting the stockholders shall elect, by a plurality of the votes cast at such election, such members of the Board of Directors whose terms do not continue beyond such Annual Meeting, and transact such other business as may properly be brought before the meeting.

      SECTION 3. SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of the stockholders entitled to vote may be called by the Chairman of the Board, the President or any Vice President, the Secretary or by the Board of Directors by vote of a majority of its members.

      SECTION 4. NOTICE OF MEETINGS OF STOCKHOLDERS. Except as otherwise expressly required or permitted by the laws of Delaware, not less than ten days nor more than sixty days before the date of every stockholders' meeting the Secretary shall give to each stockholder of record entitled to vote at such meeting written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Such notice, if mailed, shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid, addressed to the stockholder at the post office address for notices to such stockholder as it appears on the records of the Corporation. An Affidavit of the Secretary or an Assistant Secretary or of a transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

      SECTION 5.  QUORUM OF STOCKHOLDERS.

      (a) Unless otherwise provided by the laws of Delaware, at any meeting of the stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.
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      (b)  At any meeting of the stockholders at which a quorum shall be present, the holders of a majority of shares representing votes entitled to be cast, which holders are present in person or by proxy, may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than announcement at the meeting shall not be required to be given, except as provided in paragraph (d) below and except where expressly required by law.

      (c) At any adjourned meeting at which a quorum shall be represent, any business may be transacted which might have been transacted at the meeting originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board of Directors.

      (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjournment meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

      SECTION 6.      CHAIRMAN AND SECRETARY OF MEETING.  The
Chairman, or in his absence, the President, or in his absence, any Vice President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his or her absence an Assistant Secretary shall act, or if neither is present, then the presiding officer shall appoint a person to act as secretary of the meeting.

      SECTION 7. VOTING BY STOCKHOLDERS. Except as may be otherwise provided by the Certificate of Incorporation or by these Bylaws, at every meeting of the stockholders each stockholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date for the meeting. At all meetings of the stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect. All matters other than the election of Directors shall be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting, except as otherwise permitted or required by the laws of Delaware, the Certificate of Incorporation or these Bylaws.

      SECTION 8.      PROXIES.  Each stockholder entitled to vote at a
meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument revoking the proxy or by delivering to the Secretary of the Corporation a proxy in accordance with applicable law bearing a later date. Except with respect to the election of Directors, voting at meetings of stockholders need not be by written ballot and, unless otherwise required by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.
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      SECTION 9.      FIXING DATE FOR DETERMINATION OF
STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than sixty days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 10.      COMMITTEES.  The Board of Directors may, by resolution
passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.
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      SECTION 11.     LIST OF STOCKHOLDERS.

      (a) At least ten days before every meeting of stockholders, the Secretary shall prepare or cause to be prepared a complete list of the stockholders entitled to vote at the meeting, arranged, in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

      (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

      (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

      (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

      SECTION 12.     TELEPHONIC MEETINGS PERMITTED.  Members of the
Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-Law shall constitute presence in person at such meeting.

      SECTION 13.     CONDUCT OF MEETINGS.  The Board of Directors may
adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e)
limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
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                                ARTICLE II

                                DIRECTORS

      SECTION 1. POWERS OF DIRECTORS. The property, business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all the powers of the Corporation except such as are by the laws of Delaware or the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

      SECTION 2.      NUMBER, METHOD OF ELECTION, TERMS OF OFFICE
DIRECTORS. The number of Directors which shall constitute the whole Board of Directors shall be such as from time to time determined by resolution of the Board of Directors, but the number shall not be less than five nor more than thirteen provided that the tenure of a Director shall not be affected by any decrease in the number of Directors so made by the Board. Each Director shall hold office until his successor is elected and qualified, provided however that a Director may resign at any time.

      SECTION 3.      VACANCIES ON BOARD OF DIRECTORS.

      (a) Any Director may resign his office at any time by delivering his resignation in writing to the Chairman or the President or the Secretary. It will take effect at the time specified therein, or if no time is specified, it will be effective at the time of its receipt by the Corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

      (b) Any vacancy or newly created Directorship resulting from any increase in the authorized number of Directors may be filled by vote of a majority of the Directors then in office, though less than a quorum, and any Director so chosen shall hold office until the next election by the stockholders of the class for which such Directors shall have been chosen and until his successor is duly elected and qualified, or until his earlier resignation or removal.

      SECTION 4.      MEETINGS OF THE BOARD OF DIRECTORS.

      (a) The Board of Directors may hold their meetings, both regular and special, either within or outside the State of Delaware.

      (b) Regularly scheduled meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

      (c) The first meeting of each Board of Directors which includes newly elected members shall be held as soon as practicable after the Annual Meeting of the stockholders, for the election of officers and the transaction of such other business as may come before it.
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      (d)  Special meetings of the Board of Directors shall be held whenever called by direction of the Chairman or the President or at the request of Directors constituting a majority of the number of Directors then in office.

      (e) The Secretary shall give notice to each Director of any meeting of the Board of Directors except for regularly scheduled meetings at least twenty-four hours before the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors. No notice of any adjourned meeting need by given. No notice to or waiver by any Director shall be required with respect to any meeting at which the Director is present.

      SECTION 5. QUORUM AND ACTION. At any meeting of the Board of Directors, one-third of the entire Board of Directors, but in no event less than two Directors, shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. Unless otherwise provided by the laws of Delaware, the Certificate of Incorporation or these Bylaws, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

      SECTION 6.      PRESIDING OFFICER AND SECRETARY OF MEETING.
The Chairman or, in his absence, a member of the Board of Directors selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his or her absence the presiding officers shall appoint a secretary of the meeting.

      SECTION 7. ACTION BY CONSENT WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the records of the Board or committee.

      SECTION 8. COMMITTEES. The Board of Directors may appoint from among its members such committees of one or more Directors as it may from time to time deem desirable, and may delegate to such committees such powers of the Board as it may consider appropriate.

      SECTION 9.      COMPENSATION OF DIRECTORS.  Directors shall
receive such reasonable compensation for their service on the Board of Directors or any committees thereof, whether in the form of retainer or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any Director from serving in any other capacity and receiving compensation therefor.
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                               ARTICLE III

                                OFFICERS

      SECTION 1.      EXECUTIVE OFFICERS OF THE CORPORATION.  The
Board of Directors shall elect a Chairman of the Board, a President, a Secretary and a Treasurer and, in its discretion, such number of Vice
Presidents and such other executive officers as the Board may from time to time determine, none of whom need be a member of the Board except the Chairman of the Board. Any number of offices may be held by the same person.

      SECTION 2. ADDITIONAL OFFICERS. The Board of Directors may appoint additional Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

      SECTION 3. TERM, REMOVAL AND VACANCIES. The officers of the Corporation shall hold office until their respective successors are chosen and qualify. Any officer may resign his or her office at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed with or without cause at any time by the affirmative vote of the Board of Directors, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors.

      SECTION 4. POWERS AND DUTIES OF EXECUTIVE OFFICERS. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.


                                ARTICLE IV

                               CAPITAL STOCK

      SECTION 1.      STOCK CERTIFICATES.

      (a) Every holder of stock in the Corporation shall be entitled to have a certificate signed in the name of the Corporation by the Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him.

      (b) Any or all of the signatures of the officers of the Corporation may be facsimiles and, if permitted by Delaware law, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

      (c) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board of Directors. They shall be numbered and registered in the order in which they are issued. No certificate shall be issued until fully paid.

      SECTION 2.      LOST, STOLEN OR DESTROYED CERTIFICATES.
Certificates representing shares of the stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner an don such terms and conditions as the Board of Directors from time to time may authorize.


                                 ARTICLE V

                     SECURITIES HELD BY THE CORPORATION

      SECTION 1. VOTING. Unless the Board of Directors shall otherwise order, the Chairman, the President, any Vice President or the Treasurer shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the Corporation a proxy or proxies empowering another or others to act as aforesaid. The Board of Directors from time to time may confer like powers upon any other person or persons.

      Section 2. GENERAL AUTHORIZATION TO TRANSFER SECURITIES HELD BY THE CORPORATION.

      (a) Any of the following officers, to-wit: the Chairman, the President , any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be and are hereby authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidences of indebtedness, or other securities now or hereafter standing in the name of or owned by the Corporation, and to make, execute and deliver under the seal of the Corporation any and all written instruments of assignments and transfer necessary or proper to effectuate the authority hereby conferred.

      (b) Whenever there shall be annexed to any instrument of assignment and transfer executed, pursuant to and in accordance with the foregoing paragraph (a), a certificate of the Secretary or an Assistant Secretary of the Corporation in office at the date of such certificate setting forth the provisions hereof and stating that they are in full force and effect and setting forth the names of persons who are then officers of the Corporation, then all persons to who such instrument and annexed certificate shall thereafter be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to act in reliance upon the assumption that the shares of stock or other securities named in such instrument were theretofore duly and properly transferred, endorsed, sold, assigned, set over and delivered by the Corporation, and that with respect to such securities the authority of these provisions of the Bylaws and of such officers is still in full force and effect.


                               ARTICLE VI

                            INDEMNIFICATION

      SECTION 1. INDEMNIFICATION; CLAIMS OTHER THAN IN THE RIGHT OF CORPORATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action proceeding, had reasonable cause to believe that his conduct was unlawful. Provided, however, except as provided in Section 6 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with a proceeding
(or any part thereof) initiated by such person only if such proceeding (or any part thereof) was authorized by the Board of Directors.

      SECTION 2.      INDEMNIFICATION; CLAIMS IN THE RIGHT OF
CORPORATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended (but in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against expenses (including attorneys' fees) reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best inerests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

      SECTION 3. EXPENSES. To the extent that a Director or officer of the Corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. If a Director or officer is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding not only in his capacity as a Director or officer, but also in his capacity as a shareholder or in any other capacity, and there is no convenient way to separate out expenses incurred in such separate capacities, all of such expenses shall be indemnified against by the Corporation.

      SECTION 4.      AUTHORIZATION.  Any indemnification under Sections
1 and 2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon determination that indemnification of the Director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2. Such determination shall be made (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

      SECTION 5. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Article VI shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer
(and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

      SECTION 6. RIGHT OF INDEMNITEE TO BRING SUIT. The rights to indemnification and to the advancement of expenses conferred in Article VI shall be contract rights. If a claim hereunder is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

      SECTION 7. APPLICABILITY. In the event of any amendment or repeal of this Article VI, the persons entitled to indemnification hereunder nevertheless shall be entitled to its benefits as to any act or events which occurred during the period during which it was in effect. All rights provided by this Article VI shall inure to the benefit of the heirs, executors or administrators of any person entitled to indemnification hereunder. The foregoing right of indemnification shall exist whether or not such person continues to be a Director or officer at such time any expenses, judgments, and fines are incurred or any claims or liabilities arise or any settlement is effected and, whether the act or omission upon which such claims or liabilities are or are alleged to be based on occurred prior to or subsequent to the adoption of this Article VI.

      SECTION 8. NON-EXCLUSIVITY. The indemnification and rights to advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled to under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

      SECTION 9. INSURANCE. The Corporation shall have power to purchase and maintain insurance at its expense on behalf of any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

      SECTION 10.     INDEMNIFICATION OF EMPLOYEES AND AGENTS OF
THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of Directors and officers of the Corporation.


                                ARTICLE VII

                               MISCELLANEOUS

      SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

      SECTION 2. SEAL. The Corporation may, but need not, have a corporate seal, which seal shall have inscribed thereon the name of the Corporation, and shall be in such form as may be approved from time to time by the Board of Directors.

      SECTION 3. WAIVER OF OR DISPENSING WITH NOTICE. Whenever any notice of the time, place or purpose of any meeting of the stockholders, Directors or a committee is required to be given under the laws of Delaware, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person, or in the case of the stockholders, by his attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons. Neither the business to be transacted nor the purpose of any regular or special meeting of the stockholders, Directors or members of a committee of Directors need be specified in any written waiver of notice.

      SECTION 4. AMENDMENT OF BYLAWS. These Bylaws, or any of them, may from time to time be supplemented, amended or repealed by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.


Adopted by the Board of Directors on __________________, 1996.